                                     FORM OF

                             DISTRIBUTION AGREEMENT

                BETWEEN ZURICH LIFE INSURANCE COMPANY OF NEW YORK
                                       AND
                       INVESTORS BROKERAGE SERVICES, INC.

THIS  AGREEMENT  is made this        day of      ,  200    between  ZURICH  LIFE
                               -----        -----      --
INSURANCE COMPANY OF NEW YORK ("ZLICONY") on its own behalf and on behalf of the ZLICONY Variable Annuity Separate Account (the "Account") and INVESTORS BROKERAGE SERVICES, INC. ("IBS").

In consideration of the mutual covenants contained in this Agreement, the parties agree as follows:

     1. ZLICONY appoints IBS to promote the sale of variable annuity contracts ("Contracts") issued by ZLICONY and the Account. IBS will promote such Contracts in the State of New York.

     2. The solicitation of Contracts shall be made by persons who are registered representatives of National Association of Securities Dealers, Inc. ("NASD") member broker-dealers who have a Selling Group Agreement with IBS, which agreement shall encompass the promotion of the sale of the Contracts; provided that, no such registered representative shall be allowed to participate in the solicitation of the Contracts unless such person has been appointed to solicit variable Contracts by ZLICONY in the State of New York.

     3. All books and records maintained by ZLICONY in connection with the sale of Contracts will be maintained and preserved by ZLICONY in conformity with the requirements of Rule 17a-3 and 17a-4 under the Securities Exchange Act of 1934, to the extent that such requirements are applicable to the Contracts.

     4. ZLICONY assumes full responsibility for the activities of all persons engaged directly or indirectly in the promotion of the solicitation of the Contracts, including all sales representatives and associated persons as defined in the Securities Exchange Act of 1934. IBS shall, in the course of contracting with NASD member broker-dealers with whom it has agreements, require that such broker-dealers be responsible for the acts of their registered representatives and associated persons.

     5. Compensation to broker-dealers for the sale of Contracts shall be paid by ZLICONY through IBS. Any obligation by IBS to pay such compensation will occur only following receipt of such amounts by IBS from ZLICONY.

     6. IBS, when requested by ZLICONY, shall suspend its efforts to effectuate sales of the Contracts at any time ZLICONY shall request.

     7. ZLICONY shall bear the expenses of printing and distributing registration statements and prospectuses relating to the public sale of Contracts pursuant to this Agreement. ZLICONY agrees to bear the expenses of qualification of the Contracts for sale and of continuing the qualification in the State of New York. ZLICONY shall bear the expenses of any sales literature used by IBS or furnished by IBS to dealers in connection with offering the Contracts and the expenses of advertising in connection with such offerings, except for customized pieces the cost of which shall be mutually agreed to by ZLICONY and IBS.

     8. IBS agrees that it will not use any sales material as defined under the rules of the NASD or by the statutes or regulations of the State of New York, unless such material has received prior written approval by ZLICONY.

     9. IBS, ZLICONY and the Account shall each comply with all applicable provisions of the Investment Company Act of 1940, Securities Act of 1933 and of all Federal and state securities and insurance laws, rules and regulations governing the issuance and sale of the Contracts.

     10. ZLICONY agrees to indemnify IBS against any and all claims, liabilities and expenses including but not limited to reasonable attorneys fees which IBS may incur under the Investment Company Act of 1940, Securities Act of 1933 and all Federal and state securities and insurance laws, rules and regulations governing the issuance and sale of the Contracts, common law or otherwise, arising out of or based upon any alleged untrue statements of material fact contained in any registration statement or prospectus of the Account, or any alleged omission to state a material fact therein, the omission of which makes any statement contained therein misleading or of any alleged act or omission in connection with the offering, sale or distribution of the Contracts by any registered representatives or associated persons of a NASD member broker-dealer that has an agreement with IBS. IBS agrees to indemnify ZLICONY and the Account against any and all claims, demands, liabilities and expenses, including but not limited to reasonable attorneys fees, which ZLICONY or the Account may incur, arising out of or based upon any act of IBS or of any registered representative of an NASD member investment dealer that has an agreement with IBS and is acting in accordance with ZLICONY's instructions. ZLICONY acknowledges that IBS may similarly attempt to hold such an NASD member broker-dealer responsible for the acts of registered representatives and associated persons; and to the extent ZLICONY is obligated to indemnify IBS under this Agreement, IBS agrees to assign its rights against such broker-dealers to ZLICONY.

     11. ZLICONY agrees to supply IBS with such information as may be reasonably required by IBS including the "net accumulation unit value" computed as of the time prescribed by and in compliance with all pertinent requirements of the NASD and the Securities and Exchange Commission.

     12. This Agreement shall be effective as of           , 2004. This
                                                 ----------
Agreement is subject to termination by either party upon thirty (30) days' prior written notice to the other party. This Agreement may not be assigned by either party without the written consent of the other party. This Agreement shall be interpreted according to the laws of the State of New York.

IN WITNESS WHEREOF, this Agreement has been signed by the parties on the date first above written.


                                      ZURICH LIFE INSURANCE COMPANY OF NEW YORK


                                      By:
                                          --------------------------------------
                                      Title:
                                             -----------------------------------

                                      ATTEST:
                                              ----------------------------------
                                      Title:
                                             -----------------------------------


                                      INVESTORS BROKERAGE SERVICES, INC.


                                      By:
                                          --------------------------------------
                                      Title:
                                             -----------------------------------

                                      ATTEST:
                                              ----------------------------------
                                      Title:
                                             -----------------------------------